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IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION	ENTERED 02/04/2009

IN RE:	§	CASE NO. 08-38121
§
YAZOO PIPELINE CO., L.P., ET AL.,	§	Chapter 11
§
DEBTORS.	§	(Jointly Administered)

INTERIM ORDER AUTHORIZING
DEBTORS TO ENTER INTO DEBTOR-IN-POSSESSION
FINANCING PURSUANT TO 11 U.S.C. §§ 364(c)

This matter coming on to be heard on the Emergency Motion (I) for Order Authorizing Debtors to Enter into Debtor-In-Possession Financing Pursuant to 11 U.S.C. §§ 364(c), (d) and (II) Request for Final Hearing (the "Motion"), filed by Yazoo Pipeline Co., L.P., Matagorda Operating Company, and Sterling Exploration & Production Co., LLC, debtors and debtors-in-possession in the above captioned jointly administered case (the "Debtors"); the Court having reviewed the Motion and having heard the statements of counsel in support of the relief requested therein at an interim hearing before the Court (the "Interim Hearing"); it appearing to the Court that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157, and 1334 and (b) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); the Court finding that notice of the Motion and the Interim Hearing under the circumstances was sufficient, and having determined that the legal and factual bases set forth in the Motion and at the Interim Hearing establish just cause for the interim relief granted herein:

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.          The Debtors are hereby authorized to borrow money and perform their obligations hereunder and in accordance with, and subject to, the terms of this Interim Order.

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2.           The DIP Financing (as that term is defined in the Motion) is approved, on an interim basis, in accordance with the terms set forth in the Letter Agreement attached hereto as Exhibit "A."

3.           The Debtors may borrow up to $115,724.20 between the date of the entry of this Interim Order and the date of the Final Hearing, in accordance with the budget attached hereto as Exhibit "B."

4.           Any  amounts  funded to the Debtors by Houston American Energy,  Corp. ("HAEC") shall (i) have priority over any or all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code; (ii) be secured by a lien on all property of the Debtors' estates that is not otherwise subject to a lien; and (iii) be secured by a junior lien on property of the estate that is subject to a lien, without the necessity for HAEC to file financing statements, deeds of trust, or any other document typically required under applicable non-bankruptcy law required for perfection of liens.

5.           The Final Hearing is scheduled for February 20, 2009 at 2:00 p.m. The Debtors shall provide notice of the Final Hearing by mailing a copy of this Interim Order to the parties on the Debtors' service list. Any party objecting to the relief sought at the Final Hearing shall file an objection and serve the objection on Okin Adams & Kilmer LLP, attn. Christopher Adams, 1113 Vine Street, Suite 201, Houston, Texas 77002 not later than 5 days before the Final Hearing.

Date: February   4,. 2009

UNITED STATES BANKRUPTCY JUDGE

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LETTER AGREEMENT
Date: February 3. 2009

Re:
In re Yazoo Pipeline Co., LP., Matagorda Operating Company, and Sterling Exploration & Production Co., LLC, Jointly Administered under Case No. 08-38121, in. the Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court"}; debtor-in-possession loan from. Elliptical. Production LLC;

Houston American Energy Corp. ("HAEC") enters into this Letter Agreement (-'Agreement*') with Yazoo Pipeline Co., L.P., Matagorda Operating Company, and Sterling Exploration & Production Co,, LLC ("Debtors")- debtors and debtors in possession in. the above referenced jointly administered bankruptcy ease, for the purpose of providing debtor in possession financing (''DIP Financing') to Debtors under the terms provided herein and in the proposed interim and final debtor-in-possession orders.

Subject to the Bankruptcy Court entering its interim and final orders approving the DIP Financing, HAEC agrees to provide DIP Financing to the Debtors pursuant to the following terms and restrictions:

•
Amount:   Maximum  total   advances   of $300,000   (the   "Maximum   Borrowing Amount"), bearing interest at ten (10%) percent per annum until paid. The initial advances made by HAEC after approval of this Agreement on an interim bases shall not exceed the Interim Funding Amount (defined below). HAEC will advance up to     the Maximum Borrowing Amount provided that such advances are for purposes-and in amounts set. forth in: a budget acceptable to HAEC after approval by the Court of the DTP facility and budget on a. final basis under 11 U.S.C. § 364. The Maximum Borrowing Amount may include: (a) prior to entry of an order approving a sale of • Debtors' assets to HAEC, not more than $75,000 for payment of Debtors' professional   fees allowed by order of the Bankruptcy Court; and (b) after entry of an. order approving the sale of Debtors' assets to HAEC and upon closing of such sale, not more than the remaining unadvanced balance, if any, of the Maximum Borrowing Amount for payment of Debtors' professional fees allowed by order of the Bankruptcy Court; provided further, however, that none of the funds advanced pursuant to the DIP Financing may be used to pay professionals to assert and/or pursue adverse claims against HAEC that may arise out of this or any other agreement or dealings in this bankruptcy case.   In the event of a Terminating Event, professionals and the United States Trustee shall have a carve-out. from the collateral securing this DIP Financing in the amount of S35,000.

•
Interim Funding Amount: Up to $115,724.20 to be advanced by HAEC and expended by Debtors strictly for the purposes and in the amounts set forth on the attached budget. The sum of up to $72,915,09 shall be advanced by HAEC upon entry of an interim order approving this Agreement. Subsequent advances up to, but. not-exceeding, the Interim Funding Amount shall be made for purposes and in amounts set forth in the attached budget, upon written request by Debtors.("Funding Request''). Within 2 business days of receipt of the Funding Request, HAEC will fund to the Debtors' debtor-in-possession bank account, by check, wire transfer, or electronic transfer, the amount requested in the Funding Request, up to but not exceeding the Interim Funding Amount.

Houston American Enery Corp

801 Travis Street, Suite 1425  ●  Houston, TX 77002  ●  Telephone 713.222.6966  ●  Facsmile  713.22.6440

EX A

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•
Term: The earlier of ninety (90) days from entry of an interim order approving this DIP Financing (unless terminated prior to maturity --: see terminating events), or the date on which a sale of Debtors' assets to HAEC pursuant to the terms set forth below is consummated, in which case ail amounts advanced, all accrued interest and all expenses due under the tonus of the DIP agreement, including attorneys' fees, shall be deemed paid in full as of the closing of such sale to HAEC;

•	Interest Simple interest of 10% per annum.

•	Priority:

(A) On an interim basis:

•
(i) With priority over any or all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code; (ii) secured by a lien on all property of the Debtors' estates that is not otherwise subject to a lien; and (hi) secured by a junior lien on. property of the estate that is subject to a lien.(B) On a final basis: With a senior lien on all property of the Debtors' estates, save and except that such senior lien shall not prime the liens securing the claims of the State of Texas arising under the oil, gas and mineral leases described on the attached schedule.

•
Books and Records: HAEC and its professionals shall have full and immediate access to all financial books and records of the Debtors and their accountants during normal business hours. HAEC may inspect and copy (whether in paper, electronic or digital format) the books and records and remove such copies from Debtors' place of business,

•
Restrictions on Expenditures: No expenditure of DIP funds is permitted unless for the purposes and. in the amounts provided in the budget attached to the Order approving' DIP financing.   Debtors shall provide HAEC with proof reasonably satisfactory to HAEC that it has expended the funds in accordance with the budget.   Failure to comply with the foregoing terms shall constitute acts of default under the DIP lending agreement.

•
Debtors shall execute a promissory note, and such deeds of trust, security agreements and other loan documents as may reasonably be required by HAEC to evidence the indebtedness and perfect the required liens and security interests provided herein.

Sale of Assets to HAEC: As a condition of HAEC's obligations to make advances under the DIP facility provided under this Agreement, Debtors agree to negotiate in good faith and diligently prosecute and support Bankruptcy Court, approval (by confirmed Plan or order entered pursuant to 11. U.S.C. § 363, as HAEC may elect) of an agreement for the sale to HAEC or its nominee of Debtors' assets, including all rights to all seismic data, including seismic data owned by Matbay, LLC (and all interests of Charles Cheatham or his familiy members or affiliates in such assets), save and except the Reserved Assets, as defined below, free and clear of all liens, claims and encumbrances on substantially the following terms and conditions:

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(a)
HAEC shall pay $5.6 million, or the amount necessary to pay all allowed claims against Debtors, whichever is less. If the total allowed claims are less than $5..3 million, HAEC shall pay 50% of the difference to Debtors as additional consideration for the sale of Debtors" assets.

(b)
HAEC shall pay Debtors an additional $400,000, payable $100,000 quarterly, beginning ninety (90) days after the closing of sale, provided that Charles Cheatham performs required consulting services over a one year period as required by HAEC and abides by an Area of Mutual Interest/Non-Compete Agreement within the area comprising the Counties in which existing prospects and assets of Debtors are located and all contiguous Counties, within such one year period. Charles Cheatham shall act as a consultant to HAEC during the one year following the closing of sale, and shall be compensated in the amount of $10,000 per month, provided that be devotes his full time and attention to assisting HAEC in operating and developing the acquired properties during such one year period. Charles Cheatham shall serve as directed by HAEC, at its sole discretion, and all final decisions as to the operation to the properties shall be at the sole discretion of HAEC. To the extent Debtors or their affiliates have acted as operators of any of their leases under applicable JOA's, it is understood and agreed that HAEC or the entity of its choice shall serve as operator(s) following the closing of sale.

(c)
Reserved Assets: Sterling shall reserve a 15% working interest in all of its oil, gas and mineral, leases and a 15% interest in all other tangible assets of Sterling, such as production platforms, equipment and infrastructure facilities located thereon (proportionately reduced to Sterling's interest). Sterling shall immediately be required to pay its share of all JIB and AFE expenses and abide by the terms of all applicable JOA's (ie, this will not. be a carried interest). Likewise, Yazoo shall retain a 15% interest in its assets, proportionately reduced to Yazoo's interest.

(d)
Break-up Fee: The Plan or motion to sell shall, provide that a break-up fee of $200,000 and all amounts clue and owing under (the DIP facility would be due and payable to HAEC out of the proceeds of sale should Debtors sell, their assets to a party other than HAEC or its nominee.

(e)
All of the foregoing being subject to customary due diligence, acceptable title to the properties, customary representations and warranties and definitive agreements acceptable to HAEC's counsel, in his sole discretion.

•
Terminating events: dismissal of case; conversion to chapter 7; appointment of trustee; appointment of examiner; confirmation of a plan that does not pay or satisfy the full balance due under the DIP Financing according to the terms hereof, including accrued interest, immediately upon the effective date of the plan; entry of an order lifting the stay to allow enforcement a judgment, lien or security interest against any portion of the assets of the Debtor's estate.

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HOUSTON AMERICAN ENERGY CORP.

	By:	/s/ John F. Terwilliger
	Name:	John F. Terwilliger
	Its	President

Accepted by:	YAZOO PIPELINE CO., L.P.

	By:.	Matagorda Operating Company, its General Partner

	By:	/s/ Robert C. Cheatham
	Name:	Robert C. Cheatham
	Title:	President

STERLING EXPLORATION & PRODUCTION CO., L.L.C.

	By:	Matagorda Operating Company, its Manager

	By:	/s/ Robert C. Cheatham
	Name:	Robert C. Cheatham
	Title:	President

MATAGORDA OPERATING COMPANY

	By-	/s/ Robert C. Cheatham
	Name:	Robert C. Cheatham
	Title:	President

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	GLO SEQ	ST#	DSCRPTN	LOCATION	OPERATOR
GLO LEASE#
	1	106	N/2	MAT BAY	CAMTERRA
MF098644	2	106	S/2	MAT BAY	CAMTERRA
MF098645	3	87		MAT BAY	CAMTERRA
MF100558	4	171	#2,3	MAT BAY	MAIN ENERGY
MF066160	5	173		MAT BAY	MAIN, STERLING
MF075870	6	181		MAT BAY	STERLING
MF066162	7	130		MAT BAY	STERLING
MF087956	8	65		MAT BAY	STERLING
MF100557	9	105		MAT BAY	STERLING
MF102118	10	53		MAT BAY	STERLING
MF101112	11	59	S	HI 60	STERLING
MF093224 & 93469	12	60	N/2	HI 60	STERLING
MF093069	13	51	S/2	HI 60	STERLING
MF093213	14	95		MAT BAY	STERLING
MF103187	15	71		MAT BAY	STERLING
MF103352	16	193		MAT BAY	STERLING
MF062801	17	194		MAT BAY	STERLING
MF073324	18	308		MAT BAY	STERLING

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COMBINED CASH EXPENSES 2009

CASH DISBURSEMENTS	02/03/09	2/07/09-2/28/09	02/03/09-02/28/09
KROGER-SUPPLIES FOR JEFFERSON COUNTY FIELD WORKERS	1,276.96		1,276.96
STATE OF TEXAS-SEVERANCE TAXES DEC 2008 FOR MATAGORDA BAY GAS	996.41		996.41
R. CHARLES CHEATHAM-FEB 2009 CONSULTING FEE	7,500.00	7,500.00	15,000.00
BARCO BAY-JAN 2009-COMPRESSOR RENTAL-CALHOUN/MATAGORDA BAY PRODUCTION & SERVICE	4,200.00		4,200.00
PAYROLL DUE 2/3/09 FOR TWO WEEKS ENDING 1/30/09	21,820.91		21,820.91
INSURANCE-GENERAL LIABILITY & UMBRELLA-FLATIRON PREM FIN FOR GENERAL LIABILITY-JAN 2009	4,474.12		4.474.12
INSURANCE-HEALTH INSURANCE-BLUE CROSS-BLUE SHIELD-EMPLOYEE HEALTH INSURANCE-JAN 2009	6,216.99		6,216.99
INSURANCE-HEALTH INSURANCE-PRINCIPAL FINANCIAL EMPLOYEE GROUP DENTAL INS-JAN 2009	443.75		443.75
INSURANCE-EMPLOYEE LIFE INSURANCE-FT DEARBON LIFE -EMPLOYEE TERM LIFE	141.50		141.50
INSURANCE WORKMAN'S COMP-AMERICAN INTNL GRP-JAN PREM-DUE 1/29/09	2,013.00		2,013.00
GRAY WIRELINE SERVICE-ST 194 WELL #5-2 DAYS CHARGE TO PLUG WELL	7,000.00		7,000.00
COMPRESSOR RENTAL-JEFFERSON CTY JAN 2009-EXTERRAN	15,130.45		15,130.45
SOUTHERN FLOW COMPANIES GAS ANALYSIS DOW PIPELINE-YAZOO 12/29,/31/08/1/21/09	593.00		593.00
WOOD GROUP PRODUCTION SERVICES, INC.JAN 2009 RENTAL GENERATOR HI-60	1,108.00		1,108.00
RYAN MARINE -BOAT SERVICE TO HI-60-JAN 2009		8,801.64	8,801.64
GULF COAST COMPANIES, INC-HI 60-GLYCOL-JAN 2009		3,665.00	3.665.00
GULF COAST MEASUREMENT-HI-60 REPAIRS-JAN 2009		1,555.20	1,555.20
ACCENT BUSINESS PRODUCTS, INC-1099 FORMS FOR 2008		123.14	123.14
MICRO COMMUNICATION-HI 60 RIG COMMUNICATIONS FOR JANUARY 2009		2,489.75	2,489.75
XO COMMUNICATIONS JANUARY 2009 COMMUNICATION-OFFICE & INTERNET		1,518.92	1,518.92
VERIZON WIRELESS-CELL PHONE USE JAN 2009		875.95	875.95
GRIFFIN PARTNERS LTD-RENT JANUARY 2009		8,184.09	8,184.09
PRIVATE MINI STOREAGE-FILE STORE FOR JAN 2009		235.00	235.00
MATCHEK GAUGING-GAUGING-JAN-DOW PIPELINE		600.00	600.00
AGGREKO-GENERATOR RENTAL-JAN 2009-JEFFERSON COUNTY PRODUCTION		6,285.42	6,285.42
US TRUSTEE-MINIMUM QUARTERLY FEE 4TH QTR 2008		975.00	975.00

TOTAL EXPENSES	72,915.09	42,809.11	115,724.20

Ex B